UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  March 25, 2014

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 25, 2014, our wholly owned subsidiary Alta Mesa Eagle, LLC executed a purchase and sale agreement (the “Sale Agreement”) to sell a portion of our Eagleville field oil and natural gas properties, as described below in Item 2.01 Completion of Acquisition or Disposition of Assets.  The description of the Sale Agreement is a summary only, and is not necessarily complete, and is qualified by the full text of the Sale Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 25, 2014, we closed the sale of certain of our properties located primarily in Karnes County, Texas to Memorial Production Operating LLC (“Memorial”), comprising a portion of our Eagleville field (the “Eagleville Divestiture”).  The sale included (i) the divestiture of the proved developed producing reserves in all of our 112 producing wells and five wells in which we own an overriding royalty interest (collectively, the “PDP Wells”) owned by us and our subsidiaries as of the effective date of January 1, 2014 (the “Effective Date”) and (ii) a 30% undivided interest in the proved undeveloped reserves owned by us and our subsidiaries as of January 1, 2014 located in the Eagle Ford shale play.  We retained a net profits interest in the production from the PDP Wells equal to 50% until January 1, 2015, declining to 30% until January 1, 2016,  further reducing to 15% until terminated on December 31, 2016.    The cash purchase price paid to us at closing by Memorial was $173 million.  The Sale Agreement provides for customary adjustments to the purchase price for revenues and expenses incurred after the Effective Date.  Cash received was utilized to pay down borrowings under our senior secured revolving credit facility.

As of the Effective Date,  the estimated net proved reserves sold were approximately 7.7 MMBOE.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2014, we entered into an amendment (the “Amendment”) to our senior secured revolving credit facility (the “Credit Facility”).  As a result of the Eagleville Divestiture,  the borrowing base under our Credit Facility was decreased by the lenders to $285 million. This represents a decrease of $100 million from the previous level of $385 million. The Credit Facility was also amended to remove as an Event of Default (as defined in the Credit Facility) a claim over title defects in our properties.  The Amendment now provides that such title defect claims may trigger a reduction in our borrowing base. The Amendment also increased the threshold amount of certain cross-defaults, security interest defaults and judgments that would trigger a default under the Credit Facility.  The Credit Facility was further revised to allow for certain change of control transactions including an initial public offering resulting in gross proceeds of at least $300 million and the transaction with Highbridge.  We are in compliance with all of the financial covenants associated with the Credit Facility and the next scheduled redetermination of the borrowing base is May 1, 2014. The Credit Facility is available to provide funds for the exploration, development and/or acquisition of oil and gas properties and for working capital and other general corporate purposes. The Credit Facility is provided by a syndicate of nine banks agented by Wells Fargo Bank, N.A. and co-agented by Union Bank, N.A.  Subsequent to the closing  of the Eagleville Divestiture described in Item 2.01 above, the total debt outstanding under our Credit Facility is approximately $172.5 million as of March 25, 2014.

On March 25, 2014, we entered into three Second Amended and Restated Promissory Notes with entities owned by Michael Ellis, our founder, chairman, vice president of engineering and chief operating officer (the “Founder Notes”), pursuant to which Mr. Ellis agreed to extend the maturity date of the Founder Notes to December 31, 2021.  The Founder Notes were also amended to subordinate Mr. Ellis’s right to repayment under the Founder Notes to the rights of the holders of the Notes and other senior unsecured notes, of the holders of Class B Units to receive distributions under the Amended Partnership Agreement and of the holders of Series B Preferred Stock to receive payments.  The Founder Notes may not be further amended or assigned without the consent of the lead investor of the Notes (as defined below) or the holders of greater than 50% of the Series B Preferred Stock.  The

Founder Notes are convertible into shares of our Class B partner,  Alta Mesa Investment Holdings, Inc. (“AMIH”) common stock upon certain conditions in the event of an initial public offering.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Recapitalization (as defined in Item 8.01 below), on March 25, 2014, Alta Mesa Holdings GP, our general partner (“AMGP”),  AMIH, as holder of 100% of our Class B Units, and all of our Class A Limited Partners entered into a Second Amended and Restated Limited Partnership Agreement (the “Amended Partnership Agreement”) which provided for the contribution of 50% of the interest held by the Class A Limited Partners to AMIH in exchange for common stock in AMIH.  The Class A interests contributed to AMIH were terminated.  The Amended Partnership Agreement provides for certain drag-along rights, including the mandatory contribution to AMIH by the Class A Limited Partners of their remaining Class A Units upon an initial public offering.

All distributions under the Amended Partnership Agreement shall first be made to holders of Class B Units, until all principal and interest has been extinguished under the Notes (as defined below).  After such extinguishment of the Notes, distributions shall then be made to holders of Class A and Class B Units pursuant to the distribution formulas set forth in the Amended Partnership Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014,  Don Dimitrievich was appointed to the board of directors of AMGP as Highbridge’s director nominee.

Mr. Dimitrievich is a Managing Director at Highbridge Principal Strategies, an alternative investment management organization that together with its affiliates manages approximately $29 billion in capital for institutional investors, pension funds, endowments and foundations.  At Highbridge, Mr. Dimitrievich oversees Highbridge Principal Strategies’ direct credit investment strategy for the energy and power sectors. Highbridge has invested over $1.5 billion in direct energy-related investments. Prior to joining Highbridge in 2012, Mr. Dimitrievich was a Managing Director of Citi Credit Opportunities, a credit-focused principal investment group. At Citi Credit Opportunities, Mr. Dimitrievich oversaw the energy and power portfolio and invested over $800 million in mezzanine, special situation and equity co-investments, and secondary market opportunities. Mr. Dimitrievich began his career as a corporate attorney in the New York office of Skadden, Arps, Slate, Meagher & Flom LLP from 1998 to 2004 focusing on energy mergers and acquisitions and capital markets transactions.  Mr. Dimitrievich also serves on the board of Energy & Exploration Partners, Inc. Mr. Dimitrievich has a Law degree with Great Distinction from McGill University in Montreal, Canada and earned a Chemical Engineering degree with Great Distinction from Queen’s University in Kingston, Canada.

On March 25, 2014, Michael A. McCabe was appointed to the board of directors of AMGP.

Mr. McCabe is our CFO as well as a Vice President; he joined Alta Mesa in September 2006. Mr. McCabe has over 25 years of corporate finance experience, with a focus on the energy industry. From 2004 until 2006, Mr. McCabe served as President and sole owner of Bridge Management Group, Inc., a private consulting firm primarily providing advisory services to us and to MultiFuels, Inc., a Houston based developer of natural gas storage facilities. He has served in senior positions with Bank of Tokyo, Bank of New England, and Key Bank. Mr. McCabe holds a Bachelor of Science in Chemistry and Physics from Bridgewater State University, a Masters of Science in Chemical Engineering from Purdue University and a Masters of Business Administration in Financial Management from Pace University.

Item 8.01.  Other Events.

On March 25, 2014, our Class B partner, Alta Mesa Investment Holdings, Inc., completed a $350 million recapitalization with an investment from Highbridge Principal Strategies, LLC (“Highbridge”).  Proceeds from the investment were used to purchase Denham Capital Management, L.P.’s investment in Alta Mesa Investment Holdings, Inc., and for other general corporate purposes.  Alta Mesa Investment Holdings, Inc. will issue convertible preferred stock and senior notes (“Notes”) to Highbridge.  Pursuant to the recapitalization, AMIH appointed a new director Don Dimitrievich as a nominee of Highbridge, who was simultaneously appointed to the board of AMGP.

Item 9.01.  Financial Statements and Exhibits.

(b)  Pro forma Financial Information.

Unaudited pro forma financial information of Alta Mesa Holdings, LP to give effect to the Eagleville Divestiture is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2013;
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2013; and
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012.

(d)  Exhibits

Exhibit Number	Title of Document

3.1	Second Amended and Restated Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated as of March 25, 2014.
10.1	Purchase and Sale Agreement dated March 25, 2014 among AM Eagle LLC and Memorial Production Partners LP
10.2

Agreement and Amendment No. 7 dated March 25, 2014 to the Sixth Amended and Restated Credit Agreement dated May 13, 2010 among Alta Mesa Holdings, LP, certain affiliate Guarantors, the lenders party thereto and Wells Fargo Bank, N.A. as administrative agent for such lenders.

10.3	Second Amended and Restated Promissory Note, dated March 25, 2014, executed by Galveston Bay Resources, LP in favor of Michael E. Ellis
10.4	Second Amended and Restated Promissory Note, dated March 25, 2014, executed by Alta Mesa Holdings, LP in favor of Michael E. Ellis.
10.5	Second Amended and Restated Promissory Note, dated March 25, 2014, executed by Petro Acquisitions, LP in favor of Michael E. Ellis.
99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements of Alta Mesa Holdings, LP as of September 30, 2013 and for the Nine Months ended September 30, 2013 and the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

March 25, 2014	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

3.1	Second Amended and Restated Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated as of March 25, 2014.
10.1	Purchase and Sale Agreement dated March 25, 2014 among AM Eagle LLC and Memorial Production Partners LP
10.2

Agreement and Amendment No. 7 dated March 25, 2014 to the Sixth Amended and Restated Credit Agreement dated May 13, 2010 among Alta Mesa Holdings, LP, certain affiliate Guarantors, the lenders party thereto and Wells Fargo Bank, N.A. as administrative agent for such lenders.

10.3	Second Amended and Restated Promissory Note, dated March 25, 2014, executed by Galveston Bay Resources , LP in favor of Michael E. Ellis.
10.4	Second Amended and Restated Promissory Note, dated March 25, 2014, executed by Alta Mesa Holdings, LP in favor of Michael E. Ellis.
10.5	Second Amended and Restated Promissory Note, dated March 25, 2014, executed by Petro Acquisitions, LP in favor of Michael E. Ellis.
99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements of Alta Mesa Holdings, LP as of September 30, 2013 and for the Nine Months ended September 30, 2013 and the year ended December 31, 2012.